Exhibit 99.01

News Release

Contacts:
Investor Contact:	Trade Press Contact:
Michael Magaro	David Viera
Investor Relations	Director of Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Announces Cost Reduction Plan

LIVERMORE, Calif. — January 13, 2009— FormFactor, Inc. (Nasdaq: FORM) today announced a global reorganization and cost reduction plan. As part of the plan the company will reduce its workforce by 22%.

FormFactor expects to incur approximately $8 million in charges related to the plan, which will be recorded in the first quarter of fiscal 2009.

“These are extraordinary times for the semiconductor market and our customers,” said Mario Ruscev, FormFactor CEO. “We have seen a rapid slowdown in our customers’ investment plans, which has driven significant volatility in our forecasts.  Therefore, we are moving aggressively to lower our cash breakeven level, which will enable the company to sustain itself financially through these difficult times.”

FormFactor, Inc. will report financial results for its 2008 fourth quarter on Wednesday, January 28, 2009, at 1:30 p.m. Pacific Standard Time. The public is invited to listen to a live webcast and archived replay of FormFactor's conference call on the Investors section of the company's web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through January 30, 2009, 9:00 p.m. Pacific Standard Time, and can be accessed by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering confirmation code 4718123.

About FormFactor:
Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FORM-F

FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the semiconductor market environment, including DRAM and Flash memories; changes in the company’s customers’ announced capital equipment investment plans; the volatility of demand for certain semiconductor devices; and the company’s ability to execute its cost reduction plan, to lower its cash breakeven level and to implement and execute measures for enabling efficiencies and still support future growth. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s SEC filings, including the Form 10-K for the fiscal year ended December 29, 2007 and the Form 10-Qs for the first three quarters of 2008. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.